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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-207671) pertaining to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan and the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan;

  (2)
  Registration Statement (Form S-8 No. 333-207679) pertaining to the Hewlett Packard Enterprise Executive Deferred Compensation Plan and the Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan, and

  (3)
  Registration Statement (Form S-8 No. 333-207680) pertaining to the Hewlett Packard Enterprise 401(k) Plan,

of Hewlett Packard Enterprise Company of our report dated December 17, 2015, with respect to the combined and consolidated financial statements of Hewlett Packard Enterprise Company included in this Annual Report (Form 10-K) for the year ended October 31, 2015.

/s/ ERNST & YOUNG LLP

San Jose, California
December 17, 2015

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm